Exhibit 24.2

POWER OF ATTORNEY

Know All Persons By These Presents, that the person whose signature appears below constitutes and appoints Stacie L. Brown and John R. Spina, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to:  (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to the Registration Statement on Form SB-2 (“Registration Statement”) together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto; (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in the Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933; and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following person in the capacity and on the date stated.

Signature	Title	Date

/s/ BOB L. SMITH	Director	November 12, 2003
Bob L. Smith